Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Stock Incentive Plan and the 2016 Employee Stock Purchase Plan of Syros Pharmaceuticals, Inc. of our report dated March 4, 2021, with respect to the consolidated financial statements of Syros Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 4, 2021